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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF THERMADYNE HOLDINGS CORPORATION

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                                                                 JURISDICTION OF
                            NAME                                   ORGANIZATION
                            ----                               --------------------
Arcair Stoody Europe S.A. ..................................                Belgium
BBM Srl.....................................................                  Italy
C&G Systems Holding, Inc. ..................................               Delaware
C&G Systems, Inc. ..........................................               Illinois
Canadian Cylinder Company...................................                 Canada
Comet Property Holdings, Inc. ..............................            Philippines
Comweld Group Pty. Ltd. ....................................              Australia
Comweld Philippines Inc. ...................................            Philippines
Comweld Malaysia SDN BHD....................................               Malaysia
Coyne Natural Gas Systems, Inc. ............................               Missouri
Duxtech Pty. Ltd. ..........................................              Australia
GenSet SpA..................................................                  Italy
Marison Cylinder Company....................................               Delaware
MECO Holding Company........................................               Delaware
MetalService S.A. ..........................................                  Chile
Modern Engineering Company, Inc. ...........................               Missouri
OCIM Srl....................................................                  Italy
Palco Trading Company.......................................   United Arab Emirates
Philippine Welding Equipment Inc. ..........................            Philippines
PT Comweld Indonesia........................................              Indonesia
PT Thermadyne Utama Indonesia................................             Indonesia
Quetack Pty. Ltd. ..........................................              Australia
Quetala Pty. Ltd. ..........................................              Australia
Quetala Unit Trust..........................................              Australia
Soltec S.A. ................................................                  Chile
Stoody Company..............................................               Delaware
TAG Realty, Inc. ...........................................                  Texas
Tecmo Srl...................................................                  Italy
Tec. Mo. Cut Srl............................................                  Italy
Tec. Mo. Control Srl........................................                  Italy
THC Italia Srl..............................................                  Italy
Thermadyne Asia/Pacific Pte. Ltd. ..........................              Singapore
Thermadyne Asia SDN BHD.....................................               Malaysia
Thermadyne Australia Pty. Ltd. .............................              Australia
Thermadyne Brazil Holdings, Ltd. ...........................         Cayman Islands
Thermadyne Capital Corp. ...................................               Delaware
Thermadyne Chile Holdings, Ltd. ............................         Cayman Islands
Thermadyne Cylinder Company.................................             California
Thermadyne do Brasil Ltda. .................................                 Brazil
Thermadyne de Mexico S.A. de C.V. ..........................                 Mexico
Thermadyne Foreign Sales Corporation........................               Barbados
Thermadyne Hong Kong Limited................................              Hong Kong
Thermadyne Industries, Inc. ................................               Delaware
Thermadyne Industries Limited...............................         United Kingdom
Thermadyne International Corp. .............................               Delaware
Thermadyne Italia Srl ......................................                  Italy
Thermadyne Japan K.K. ......................................                  Japan
Thermadyne Korea, Ltd. .....................................                  Korea
Thermadyne Mfg. LLC.........................................               Delaware
Thermadyne Receivables, Inc. ...............................               Delaware
Thermadyne South America Holdings, Ltd. ....................         Cayman Islands
Thermadyne Thailand Co. Ltd. ...............................               Thailand
Thermadyne Victor Ltda. ....................................                 Brazil
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                                                                 JURISDICTION OF
                            NAME                                   ORGANIZATION
                            ----                               --------------------
Thermadyne Welding Products Canada, Ltd. ...................                 Canada
Thermal Arc, Inc. ..........................................               Delaware
Thermal Arc Philippines Inc. ...............................            Philippines
Thermal Dynamics Corp. .....................................               Delaware
Tweco Products, Inc. .......................................               Delaware
Tweco de Mexico S.A. de C.V. ...............................                 Mexico
Victor Coyne International, Inc. ...........................               Delaware
Victor Equipment Company....................................               Delaware
Victor Equipment de Mexico S.A. de C.V. ....................                 Mexico
Victor Gas Systems, Inc. ...................................               Delaware
Wichita Warehouse Corporation...............................                 Kansas
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